UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2018
ASTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 Commerce Way East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (716) 805-1599

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 31, 2018, Astronics Corporation held its 2018 Annual Meeting of Shareholders (“Annual Meeting”) for which the Board of Directors solicited proxies. At the Annual Meeting, the shareholders voted on the following:

1.	The election of the Board of Directors; and

2.	The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the Company for the current fiscal year.

In accordance with the Company’s Restated Certificate of Incorporation, on all agenda items the holders of Astronics common shares and Class B shares voted together as one class, with each common share entitled to one vote and each Class B share entitled to ten votes.
The final voting results on each of the matters submitted to a vote of shareholders at the Annual Meeting were as follows:

1) Election of the Board of Directors. The nominees to the Board of Directors were elected based on the following shares voted:

	For	Withheld	Broker Non-Votes
Raymond W. Boushie	62,349,069	1,291,065	14,405,791
Robert T. Brady	58,541,891	5,098,243	14,405,791
John B. Drenning	50,409,463	13,230,671	14,405,791
Jeffry D. Frisby	62,643,271	996,863	14,405,791
Peter J. Gundermann	62,267,264	1,372,870	14,405,791
Warren C. Johnson	62,645,231	994,903	14,405,791
Kevin T. Keane	59,248,830	4,391,304	14,405,791
Neil Kim	62,606,469	1,033,665	14,405,791

2) Ratification of Ernst & Young LLP as independent registered public accounting firm for fiscal year 2018. A total of 77,570,293 votes were cast for the proposal, 445,447 votes were cast against it and 30,185 votes abstained. There were no broker non-votes on the proposal. The affirmative votes constituted more than a majority of the votes represented at the meeting, the number needed to approve the proposal.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation
Dated:	June 4, 2018	By:	/s/ David C. Burney
		Name:	David C. Burney
Executive Vice President and Chief Financial Officer